HANSEN, BARNETT & MAXWELL
 A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

                                                         (801) 532-2200
  Member of AICPA Division of Firms                    Fax (801) 532-7944
          Member of SECPS                          345 East 300 South, Suite 200
Member of Summit International Associates        Salt Lake City, Utah 84111-2693





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
The Murdock Group Career Satisfaction Corporation

As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated April 28, 2000, with respect to the consolidated financial statements of The Murdock Group Career Satisfaction Corporation incorporated by reference in this Registration Statement on Form S-8.

                                                     HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
January 10, 2001